UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2006
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address of principal executive offices, including zip code, and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIXELWORKS, INC. AND SUBSIDIARIES

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2006, Pixelworks, Inc. appointed Michael D. Yonker, 48, as Vice President, Chief Financial Officer, Treasurer and Secretary.

Mr. Yonker served as Executive Vice President and Chief Financial Officer at InFocus Corporation from 2002 to 2005 where he also served as Vice President, Information Services, Chief Financial Officer, Treasurer and Secretary from 1993 to 1998. During the period from 1998 to 2002, Mr. Yonker was the CFO of Wieden and Kennedy, a Portland, Oregon-based advertising agency. Prior to 1993, Mr. Yonker was the Partner in Charge of Northwest Manufacturing Industry at Arthur Andersen. From 1999 to 2002 he served as a member of Pixelworks’ Board of Directors.

Mr. Yonker’s annual salary will be $250,000 and he will receive a signing bonus of $75,000 and a stock option grant to purchase 215,000 shares of Pixelworks common stock at the market price on date of grant, subject to vesting over a 4-year period. The term of the option is 10 years. He is also eligible to participate in the 2006 Senior Management Bonus Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 14, 2006 and is incorporated herein by reference, with a guaranteed a minimum payment of $62,500. In the event of separation of employment from Pixelworks, Mr. Yonker will receive a severance payment equal to twelve months base salary.

The summary of terms of Mr. Yonker’s employment is filed herewith as Exhibit 10.1 to this Report.

The press release issued February 28, 2006 to announce Mr. Yonker’s appointment is filed herewith as Exhibit No. 99.1 to this Report.

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information required by this item relating to the appointment of Mr. Yonker as Chief Financial Officer is incorporated by reference to Item 1.01 above.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
                    (c) Exhibits.
10.1	Summary of Terms of Employment.
99.2	Press Release issued by Pixelworks, Inc. dated February 28, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

	By	/s/ Allen H. Alley

Date: February 28, 2006		Allen H. Alley
President and Chief Executive Officer